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                                                                    EXHIBIT 99.6

                         STOCK OPTION PURCHASE AGREEMENT

         This Stock Option Agreement, dated as of November 20, 1997 (this "Agreement"), is made between and among Charles H. Powers, Walker S. Powers, Rex Huggins and Jane Huggins (collectively, the "Sellers," and each individually a "Seller"), IBS Consulting LLC, a North Carolina limited liability corporation ("IBS"), and The Seibels Bruce Group, Inc., a South Carolina corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, pursuant to the terms of a Stock Option Agreement, dated as of January 30, 1996, among the Sellers and the Company (the "Stock Option Agreement") and a Stock Purchase Agreement, dated as of January 29, 1996, among Charles H. Powers, Walker S. Powers and the Company (the "Stock Purchase Agreement") the Sellers own options (the "Options") to purchase an aggregate of 1,562,500 shares of the common stock, par value $1.00 per share, of the Company ( the "Common Stock");

         WHEREAS, one half of the Options expire on December 31, 1998 (the "1998 Options") and one half of the Options expire on December 31, 2000 (the "2000 Options"); and

         WHEREAS, the Sellers propose to sell and assign a portion of such Options to IBS, IBS has agreed to purchase such portion of such Options, and the Company has consented to such sale and assignment, all in accordance with the terms hereof.

         NOW, THEREFORE, in consideration of the promises, representations, warranties and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers, jointly and severally, and IBS and the Company hereby agree as follows:


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         1.       Sale and Assignment.

         Each of the Sellers hereby sells, transfers and assigns to IBS, Options for the purchase of the number of shares of the common stock of the Company set forth next to the name of such Seller below in this Section 1, together with all rights and interests attendant to such Options pursuant to the Stock Option Agreement and the Stock Purchase Agreement (other than Sections 6.1 and 7.2 thereof), and each of the Sellers acknowledges receipt of cash in the amount of $1 from IBS:

                                                Number of Shares            Number of Shares 2000
Name                                              1998 Options                     Options
----------------------------------------    --------------------------    --------------------------
Charles H. Powers                                      62,500                      62,500
Walker S. Powers                                       12,500                      12,500
Rex Huggins and Jane Huggins                            3,125                       3,125
                                                       ------                      ------
                                                       78,125                      78,125
                                                       ======                      ======

         2. Company's Consent and Acknowledgment. The Company hereby consents, pursuant to Section 3.2 of the Stock Option Agreement and Section 6.4(3) of the Stock Purchase Agreement and otherwise, to the sale and transfer of the Options by the Sellers to IBS as provided herein. The Company acknowledges and agrees that as to such Options, the terms of the Stock Option Agreement will continue to apply and shall be enforceable in accordance with their terms by and against IBS, including without limitation Section 2.4 thereof, which makes applicable to shares of Common Stock purchased through exercise of the Options the provisions of Section 7 of the Stock Purchase Agreement, which provide registration rights with respect to such shares. For purposes of such Section 7, IBS shall be deemed a Purchaser thereunder and


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shall have the same rights as other Purchasers with respect to its shares (other than Section 7.2 thereof).

         3.       IBS's Agreement to Be Bound.

         IBS hereby acknowledges and agrees that with respect to the Options purchased hereunder, and any shares of Common Stock acquired through exercise thereof, it shall be bound by the terms of the Stock Option Agreement, including without limitation Sections 2.6 and 3.2 thereof, which among other things restrict transfers of the Options and shares of Common Stock acquired through the exercise thereof. Without limiting the generality of the foregoing, IBS hereby acknowledges and agrees it shall be bound by the provisions of Section
5.4 of the Stock Purchase Agreement entitled "Securities Act of 1933" (including Sections 5.4.1 and 5.4.2 thereunder), Section 5.3 of the Stock Purchase Agreement entitled "The Shares," Section 5.4 of the Stock Purchase Agreement entitled "Cooperation with Filings," Section 6.4 of the Stock Purchase Agreement entitled "Restrictions on Resale" and Section 9 of the Stock Purchase Agreement entitled "Indemnification By the Purchasers" of the Stock Purchase Agreement (including Sections 9.1 and 9.2 thereunder) provided, however, that IBS shall not provide indemnification with respect to acts or omissions of any other Purchaser.

         4.       Contingent Payment Obligation.

         In the event that IBS should exercise any of the 1998 Options, or transfer, sell or assign any of the 1998 Options to a party other than a party controlled by or under common control with IBS, IBS shall, within 10 days after any such transaction, pay in cash to the Sellers, pro rata in proportion to the 1998 Options sold by the respective Sellers hereunder, an amount equal to the product of $2 and the number of shares of Common Stock subject to such 1998 Options exercised, transferred, sold or assigned by IBS. In the event of any stock dividend, stock split,


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combinations of shares or other similar change with respect to the Common Stock of the Company, the amount payable by IBS under this Section 4 shall be adjusted accordingly.

         5.       Representations and Warranties by Sellers.

         Each Seller jointly and severally represents, warrants and covenants as follows:

         (a) The Sellers have all right, title and interest in and to the options, subject to no lien, encumbrance or right of any other party.

         (b) The execution, delivery and performance of this Agreement by the Sellers does not conflict with, or constitute a default under, any agreement or instrument to which any Seller is a party or is bound.

         6.       Representations and Warranties by IBS.

         IBS represents and warrants as follows:

         (a) IBS is acquiring options hereunder for investment purposes only.

         (b) The execution, delivery and performance of this Agreement by IBS does not conflict with or constitute a default under any Agreement or instrument to which IBS is a party or is bound.

         (c) IBS is a limited liability company formed under the laws of the state of North Carolina. The execution and delivery of the agreement, the receipt of the options and compliance by IBS with all of the other provisions of this Agreement are within the powers and capacity of IBS.

         (d) Except for a Form 13D under the United States Securities Exchange Act of 1934 as amended, and Rule 13-3 thereunder, no approval, consent or authorization of, or declaration or filing with, any governmental or judicial authority is required in connection with the execution and delivery of the Agreement by IBS or the performance by IBS hereunder.


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         (e)      This Agreement has been duty executed by or on behalf of IBS and is a valid and binding obligation enforceable against IBS in accordance with its terms, except as enforceability thereof may be limited by the exercise of judicial discretion, the laws of bankruptcy, insolvency, reorganization, moratorium, or other similar laws from time to time in effect relating to or affecting generally the enforcement of creditors' rights, and except as enforcement of remedies may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         7. Amendments. No amendments or modification of this Agreement will be effective unless it is in writing and duly executed by each party to be charged thereunder.

         8. Counterpart. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                             THE SELLERS


                                             /s/ Charle H. Powers
                                             ----------------------------------
                                             Charles H. Powers


                                             /s/ Walker S. Powers
                                             ----------------------------------
                                             Walker S. Powers


                                             /s/ Rex Huggins
                                             ----------------------------------
                                             Rex Huggins


                                             /s/ Jane Huggins
                                             ----------------------------------
                                             Jane Huggins


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                                       THE SEIBELS BRUCE GROUP, INC.


                                       By: /s/ E.N. Csiszar
                                           ----------------------------------
                                           Ernst N. Csiszar
                                           President and Chief Executive Officer


                                       THE BUYERS

                                       IBS CONSULTING, LLC


                                       By: /s/ Tony Stone
                                           ----------------------------------
                                           Tony Stone
                                           President



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